SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by the Registrant

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Filed by a Party other than the Registrant

Check the appropriate box:

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Preliminary Proxy Statement	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

RACKABLE SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

RICHARD L. LEZA, JR.
STEVE MONTOYA

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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ANNUAL MEETING OF STOCKHOLDERS OF
RACKABLE SYSTEMS, INC.
TO BE HELD ON May 29, 2008

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PROXY STATEMENT OF
RICHARD L. LEZA, JR.
STEVE MONTOYA

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This proxy statement and the enclosed GOLD proxy card are being furnished to you, the stockholders of RACKABLE SYSTEMS, INC. (“Rackable Systems” or the “Company”), in connection with the solicitation of proxies by Richard L. Leza, Jr., for use at the 2008 annual meeting of stockholders of Rackable Systems, and at any adjournments, postponements or reschedulings thereof (the “2008 Annual Meeting”).

Mr. Leza is proposing and soliciting proxies in support of a slate of two nominees, referred to as the Leza nominees, to stand for election to the Board of Directors at the 2008 Annual Meeting. The Leza nominees are Richard L. Leza, Jr., and Steve Montoya, and they will be standing for election in opposition to the nominees of the Board of Directors. According to the Company’s definitive proxy statement filed on April 28, 2008, Rackable Systems’ Board of Directors currently consists of seven directors and there are seven positions on the Board of Directors that are open for election at the 2008 Annual Meeting. Directors elected to these positions will serve until the 2009 Annual Meeting and until their respective successors are duly elected.

MR. LEZA URGES YOU TO VOTE “FOR” THE LEZA NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

As discussed in more detail under the heading “Election of Directors” in this proxy statement, stockholders who vote on the GOLD proxy card furnished by Mr. Leza will be able to vote for the election of the two Leza Nominees. The Leza Nominees, if elected, will constitute a minority of the members of the Board of Directors and accordingly, if the full Board of Directors is present at a meeting, the Leza Nominees, by themselves, will not be able to cause any action to be taken or not to be taken by the Board of Directors.

Mr. Leza is also soliciting proxies for a stockholder proposal to urge the Board of Directors to adopt a policy that stockholders be given the opportunity to vote on an advisory management resolution at each annual meeting to ratify the compensation of the named executive officers of Rackable Systems set forth in Rackable Systems’ proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying disclosure of material factors provided to understand the SCT. Rackable Systems’ Board of Directors unanimously recommended a vote against this proposal in its April 28, 2008 definitive proxy statement.

As discussed in more detail under the heading “Stockholder Proposal re: Say-on-Pay” in this proxy statement, stockholders who vote on the GOLD proxy card furnished by Mr. Leza will be able to vote in favor of this proposal.

MR. LEZA URGES YOU TO VOTE “FOR” THE PROPOSAL ON THE ENCLOSED GOLD PROXY CARD AND GIVE STOCKHOLDERS THE OPPORTUNITY TO VOTE ON AN ADVISORY MANAGEMENT RESOLUTION TO RATIFY EXECUTIVE COMPENSATION AT EACH ANNUAL MEETING.

The 2008 Annual Meeting is scheduled to be held on May 29, 2008 at 9:00 a.m. local time at the Company’s executive offices at 46600 Landing Parkway, Fremont, CA, 94538. Rackable Systems has set April 14, 2008 as the record date for determining stockholders entitled to notice of and to vote at the 2008 Annual Meeting. Rackable Systems reported in its annual report on Form 10-K filed on March 13, 2008 that as of March 6, 2008, 29,635,258 shares of its common stock were issued and outstanding. As of the date of this filing, Mr. Leza is the beneficial owner of 3,000 shares of common stock of Rackable Systems.

Information concerning Mr. Leza and the Leza Nominees, who are the participants in this solicitation of proxies (the “Participants”), is provided in this proxy statement under the headings “Election of Directors” and “Information About the Leza Nominees.”

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YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2008 Annual Meeting, you are urged to sign and date the enclosed GOLD proxy card and return it in the postage-paid envelope provided. Properly voting the enclosed GOLD proxy card will revoke any proxy previously signed by you. WE URGE YOU NOT TO RETURN ANY PROXY SENT TO YOU BY RACKABLE SYSTEMS.

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The date of this proxy statement is April 30, 2008. Mr. Leza intends to mail the proxy statement and the GOLD proxy card to stockholders of Rackable Systems on or about May 2, 2008.

THIS SOLICITATION IS BEING MADE BY RICHARD L. LEZA, JR., AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF RACKABLE SYSTEMS.

If you have any questions concerning this proxy statement or need help voting your shares, please call the firm assisting Mr. Leza in his solicitation of proxies:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Call Toll Free: (800) 848-3416
All Others Call Collect: (212) 269-5550

ELECTION OF DIRECTORS

Rackable System’s Board of Directors currently consists of seven directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until director’s death, resignation or removal.

Mr. Leza has nominated two members to stand for election to the Board of Directors, and based on the Rackable Systems definitive proxy statement filed on April 28, 2008, Rackable Systems is designating seven incumbent nominees to stand for election, referred to as the Rackable Systems Nominees.

Accordingly, there will be nine nominees (two Leza Nominees and seven Rackable Systems Nominees) for seven director positions on the Board of Directors. Stockholders who vote on the GOLD proxy card furnished by Mr. Leza will be able to vote for the two Leza Nominees. Stockholders who use Rackable Systems’ proxy card will not be able to vote for any of the Leza Nominees. Accordingly, any stockholder who wishes to vote for the Leza Nominees should vote on Mr. Leza’s GOLD proxy card.

The seven Rackable Systems Nominees are identified in the definitive proxy statement filed by Rackable Systems on April 28, 2008. Any stockholder who wishes to vote for one of the Leza Nominees and for six of the Rackable Systems Nominees will be unable to do so on either Mr. Leza’s GOLD proxy card or Rackable Systems’ proxy card, and may only do so by voting by ballot at the 2008 Annual Meeting. Stockholders who use the GOLD proxy card may vote for or against any Leza Nominee by putting an X in the space provided.

The Leza Nominees are Richard L. Leza, Jr. and Steve Montoya. Based on their extensive business and professional experience, we believe that the Leza Nominees are highly qualified to serve as directors of Rackable Systems. Each Nominee has consented to serve as a director of Rackable Systems if elected and to be named in this proxy statement and in Mr. Leza’s other soliciting materials as a Leza Nominee.

Information About the Leza Nominees

Each Leza Nominee has furnished the information about him that is provided in this proxy statement. Additional disclosure regarding the Leza Nominees and the other participants in our solicitation can be found below in this proxy statement. Such disclosure includes: the principal place of business and address of each Participant, the amount of Rackable Systems common stock beneficially owned by each Participant, each Participant’s transactions in Rackable Systems’ securities during the past two years, a description of any arrangements, transactions or relationships among the Participants, the Leza Nominees and Rackable Systems, a description of any legal proceedings involving any Leza Nominee and a statement regarding compliance with Section 16(a) of the Exchange Act by each Leza Nominee.

Neither of the Leza Nominees is an affiliate of Rackable Systems. Neither of the Leza Nominees nor any of their respective immediate family members is an employee of, or a consultant to, or has any other contractual relationship with Rackable Systems. Neither of the Leza Nominees is or has been a partner of or otherwise employed by any present or former auditor of Rackable Systems in the past five years and neither of them is an officer of a company of which the other Leza Nominee is also a board member. We believe that, when elected, each of the Leza Nominees will be independent for purposes of the audit committee independence requirements of the Sarbanes-Oxley Act of 2002 and the existing Nasdaq listing requirements for audit committees.

Name and Business Address	Age	Present Principal Occupation
Richard L. Leza, Jr. 2090 Liliano Drive Sierra Madre, CA 91024	39	Private Investor.

Steve Montoya 162 Twin Oaks Drive Los Gatos, CA 95032	52	Consultant to early seed-stage startups in energy efficiency, networking, telecom, and security. Currently serving as VP of Product Management for HID Laboratories.

Richard L. Leza, Jr., was a Director and co-founder of GWA Capital Partners, LLC, a registered investment advisor, from 2002-2007. From 2000 to 2003, Mr. Leza was a private investment banker working directly with Board Chairmen and CEOs to raise capital and increase Wall Street sponsorship. From 1996 to 2000, Mr. Leza was involved in sell-side research. Over the course of his career, Mr. Leza has been directly involved with three proxy contests, three IPOs, five secondary offerings, two acquisitions, and has helped raise over $36 million in private placement funds for his clients.

Mr. Leza’s proxy contest experience includes: 1) Acting as an advisor to The Shoney’s Shareholder Committee in 1997, while an Associate at Montgomery Securities, in which Raymond D. Schoenbaum led a proxy contest to replace Shoney Inc.’s board of directors, resulting in a negotiated settlement to increase the number of directors from seven to 11, with Mr. Schoenbaum as one of the new directors; 2) Acting as an advisor to Guy Adams in 2003, Managing Director of GWA Capital Partners, LLC,, in his nomination as a dissident candidate in a proxy contest led by Greenlight Capital LLC, to elect two directors at Mercer International Inc., resulting in a negotiated settlement to nominate Mr. Adams to the board, along with a second individual selected by three of the company’s large shareholders; and 3) Acting as strategist for the GWA Capital Partners, LLC proxy contest against Exar Corporation, in which a slate of three directors was nominated in 2005, and which resulted in an annual meeting election victory for all three nominees.

Steve Montoya has over 30 years experience in engineering, software and hardware development, operations, marketing and quality assurance. He has been a consultant to early seed-stage startups since 2006 and is currently serving as VP of Product Management for HID Laboratories, a new privately-held energy efficiency company based in Silicon Valley. From 2004-2006, he was a General Partner of Azul Venture Partners, a venture capital fund focused on mid-market Hispanic companies. Mr. Montoya has had manager, director-level and executive roles at Hewlett-Packard (1978-1984), StrataCom (1984-1997), Cisco Systems (1997-1999) and Nayna Networks (1999-2003). He has experience in launching two start-up companies, including StrataCom, which he helped guide from start-up, through successful IPO, through acquisition by Cisco Systems in 1997 for over $4.6 Billion. Mr. Montoya was a cofounder of Nayna Networks, an optical networking company founded in 1999, and successfully raised over $55M in two rounds of venture funding. He has created product concepts, architectures, business initiatives, strategic partnerships and financial controls for engineering departments and has implemented total quality management principles in both engineering and manufacturing.

Each Leza Nominee, if elected, will be entitled to receive compensation customarily paid by Rackable Systems to its directors, which is described in the “Compensation of Directors” section of the definitive proxy statement filed by Rackable Systems on April 28, 2008.

We have no reason to believe that any of the Leza Nominees will be disqualified or unwilling or unable to serve if elected. Mr. Leza reserves the right to nominate substitute persons if Rackable Systems makes or announces any changes to its Amended and Restated Certificate of Incorporation or Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Leza Nominees. In addition, if Rackable Systems causes any additional directors to be voted upon at the 2008 Annual Meeting, Mr. Leza reserves the right to nominate additional persons to fill the added positions. Shares represented by Mr. Leza’s GOLD proxy cards will be voted for any such substitute or additional nominees of Mr. Leza.

Based on the April 28, 2008 definitive proxy statement filed by Rackable Systems, the Company’s Board of Directors (the “Board”) intends to nominate seven candidates for election as directors at the Annual Meeting. This proxy statement is soliciting proxies not only to elect Messrs. Leza and Montoya, but also all of the Rackable Systems nominees other than Messrs. Charles M. Boesenberg and Ronald D. Verdoorn. This gives stockholders who wish to vote for Messrs. Leza and Montoya and such other persons the ability to do so. Under applicable proxy rules we are required either to solicit proxies only for Messrs. Leza and Montoya, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to Rackable Systems’ nominees, or to solicit for Messrs. Leza and Montoya and for fewer than all of the Rackable Systems’ nominees, which enables a stockholder who desires to vote for Messrs. Leza and Montoya to also vote for those of Rackable Systems’ nominees for whom we are soliciting proxies. We note that even if Messrs. Leza and Montoya are elected, if a majority of the other Board members thereafter determine that it would be desirable that Messrs. Boesenberg and Verdoorn serve as members of the Board, the Board could permit that result by increasing the size of the Board and adding Messrs, Boesenberg and Verdoorn as additional members, if allowed by the Company’s Bylaws and Certificate of Incorporation.

Security Ownership

The Participants and their associates may be deemed to have beneficial ownership of shares of common stock of Rackable Systems as set forth below.

Name	Amount of Beneficial Ownership Through Options and Otherwise	Percent Of Class
Richard L. Leza, Jr.	3,000	*
Steve Montoya	1,000	*

*less than 1%

No Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of Rackable Systems other than shares of common stock described above. No Participant beneficially owns any securities of any parent or subsidiary of Rackable Systems. No Participant is a holder of record, but not beneficial owner, with respect to any securities of Rackable Systems.

Transactions in Rackable Systems’ Securities

Other than the transactions described below, (and the transactions set forth in “Arrangements, Interests and Transactions” set forth below), no Participant has purchased or sold any securities of Rackable Systems in the past two years.

		Transactions in Rackable Systems Shares of Beneficial Ownership by Richard L. Leza, Jr.
July 23, 2007	Purchase	700
August 1, 2007	Purchase	600
December 21, 2007	Purchase	1,300
April 8, 2008	Purchase	400

		Transactions in Rackable Systems Shares of Beneficial Ownership by Steve Montoya
March 24, 2008	Purchase	500
April 22, 2008	Purchase	500

Arrangements, Interests and Transactions

By virtue of Mr. Montoya agreeing to serve as a nominee for election to the Board, he may be deemed to be acting together with Mr. Leza in connection with the nominations that are the subject of this proxy statement. Otherwise, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Rackable Systems, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

During the past year, Mr. Leza wrote 13 standard exchange-traded “put” rights with respect to Rackable Systems’ common stock, with an exercise price of $12.50 per share. Such rights are no longer outstanding.

No Participant, no associate of any Participant and no person who is a party to any arrangement or understanding pursuant to which a Leza Nominee is proposed to be elected has any arrangement or understanding with any person with respect to any future employment by Rackable Systems or its affiliates or with respect to any future transactions to which Rackable Systems or any of its affiliates will or may be a party.

The Leza Nominees have an interest in the solicitation of proxies in support of the Leza Nominees from either direct or indirect beneficial ownership of the shares of common stocks of Rackable Systems. Participants who are Leza Nominees are expected to receive customary compensation from Rackable Systems in exchange for their services as directors, if elected.

There has been no transaction or series of similar transactions since the beginning of Rackable Systems’ last completed fiscal year, and there is no currently proposed transaction or series of similar proposed transactions, to which Rackable Systems or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any Participant or any associate of any Participant had, or will have, a direct or indirect material interest.

Additional Information About the Leza Nominees

No Leza Nominee presently holds any positions with Rackable Systems. Other than Mr. Montoya’s agreement to serve as a Leza Nominee, there is no arrangement or understanding between any Leza Nominee and any other person pursuant to which the Leza Nominee was selected as a nominee.

There is no family relationship (within the meaning of the federal securities laws) between any Leza Nominee and (i) any other Leza Nominee or (ii) any director of Rackable Systems, executive officer of Rackable Systems or person nominated by Rackable Systems to become a director or executive officer.

There is, and has been, no legal or other proceeding involving any Leza Nominee that is required to be disclosed under the federal proxy rules.

No Leza Nominee (i) has any business relationship with Rackable Systems that is required to be disclosed by the federal proxy rules; (ii) has had any such relationship since the beginning of Rackable Systems’ most recently completed fiscal year; or (iii) has, since the beginning of Rackable Systems’ last completed fiscal year, been indebted to Rackable Systems or any of its subsidiaries in an amount that exceeds $120,000.

No Leza Nominee and no associate of any Leza Nominee has received any compensation from Rackable Systems as a director or executive officer of Rackable Systems. Had the Leza Nominees been directors of Rackable Systems and members of the compensation committee of Rackable Systems’ Board of Directors during Rackable Systems’ last completed fiscal year, there would have been no compensation committee interlocks within the meaning of the federal proxy rules.

Section 16(a) Beneficial Ownership Reporting Compliance

No Leza Nominee has failed to file reports related to Rackable Systems that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

Corporate Actions Proposed by the Leza Nominees

In our view, Executive and Director compensation is set beyond reasonable levels at Rackable Systems, with no correlation to stock price performance, no true long-term retention component, and not enough time allowed to determine operating results stability before the issuance of even more compensation. Beginning in 2006, stock-based compensation increased dramatically, with million-dollar awards being made more than once a year. And given that most of these awards VEST MONTHLY or quarterly, they appear to us to have no more effect than being an indirect salary payment, with total values that appear to far exceed the base salary of executives and the annual cash retainer of Directors.

We believe compensation at Rackable Systems is not structured in ways that best serve stockholders’ interests. According to Rackable Systems’ 10-K filed March 13, 2008, stock-based compensation expense was $553,000 in 2005. In 2006, that figure jumped to $20.8 million (versus R&D of $13.6 million and operating income of $11.5 million). In 2007, it increased further, reaching $23.2 million (versus R&D of $26.3 million and an operating loss of $71.6 million). Based on Rackable Systems’ 8-K filed April 24, 2008, projected 2008 stock-based compensation expense will be $13.0 million, versus an estimated GAAP loss of $11.5 million. Given the magnitude of compensation versus R&D, we wonder if the Company’s operating results would improve if as many resources were focused on R&D as are apparently being focused on compensation. In our opinion, there is something intuitively wrong with compensation that consistently appears to exceed any operating profits the company may be generating.

We believe the seeds for this dramatic compensation increase were planted in January 2006, when the Rackable Systems Board of Directors adopted the 2006 New Recruit Equity Incentive Plan WITHOUT SHAREHOLDER APPROVAL, allowing them to grant awards for up to 1,000,000 shares of common stock. While legal, this action did not seek shareholder approval and does not require shareholder approval for additional increases to the plan, As a result, seven months later, in August 2006, the Board increased the plan by 500,000 shares. Five months after that, in January 2007, the Board increased the plan by another 500,000 shares, thereby doubling the plan size after only one year, and all without shareholder approval. According to the Company’s definitive proxy statement, dated April 28, 2008, there are only 1,066,859 shares remaining in the plan, so the initial amount of shares is basically gone already,

With an average total compensation of $235,995 for the four non-employee Directors up for re-election who served last year, (per the “Compensation of Directors” section of the Company’s April 28, 2008 definitive proxy statement), we believe these Directors may be too close to the problem and may not be as effective in correcting this situation as actual shareholders who have put their own money into the stock in the open market, and who would be elected to get on the Board, versus those who have been initially appointed, without any shares, by invitation.

If elected to the Board of Directors, the Leza Nominees will endeavor to implement the following actions on behalf of the stockholders:

1.    Amend the Company’s Bylaws to expressly prohibit the repricing or exchange of options, including any mechanisms that achieve the same economic effect;

2.    Require the 2006 New Recruit Equity Incentive Plan (and any future share increases), and any other equity awards plan, be approved by shareholders before any additional awards may be made;

3.    Hire an independent compensation consultant to advise and assist a special independent board committee with the review, evaluation and, if needed, reconsideration of the employment contracts with the key executives of the Company;

4.    Hire an independent compensation consultant to advise and assist a special independent board committee with the review, evaluation and, if needed, reduction of the total annual Director compensation; and

5.    Hire an independent investment banker, reporting to the independent directors, to evaluate ways to maximize stockholder value utilizing the company’s strong cash position;

The Leza Nominees, if elected, will constitute a minority of the members of the Board of Directors and accordingly, if the full Board of Directors is present at a meeting, the Leza Nominees, by themselves, will not be able to cause any action to be taken, or not to be taken, by the Board of Directors.

STOCKHOLDER PROPOSAL RE: SAY-ON-PAY

Mr. Leza intends to submit the following proposal for consideration at the 2008 Annual Meeting:

RESOLVED, the shareholders of Rackable Systems, Inc., hereby request that the Board adopt a policy that includes, as a voting item in the proxy statement for each annual meeting, an advisory resolution, proposed by Rackable Systems’ management, to approve the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”), and the accompanying narrative disclosure of material factors provided to understand the SCT. The policy should specify appropriate disclosures to ensure shareholders fully understand the vote is advisory and will not abrogate any employment agreement.

Supporting Statement

In our view, with stock-based compensation of $23.2 million in 2007 (versus R&D of $26.3 million and an operating net loss of $71.6 million), $20.8 million in 2006 (versus R&D of $16.5 million and an operating income of $11.5 million), and a projected 2008 stock-based compensation expense of $19.9 million, we believe compensation at Rackable Systems is not structured in ways that best serve stockholders’ interests.

For example, on June 11, 2007, in connection with his May 24, 2007 initial employment agreement, Mark J. Barrenechea was granted 700,000 options and awarded 150,000 shares of restricted stock. According to the Company’s definitive proxy statement, dated April 28, 2008, Mr. Barrenechea’s options had a Black Scholes grant date fair value of $9,621,000 and his restricted stock award was valued at $1,984,500 . Eight months later, despite no contractual obligation, Mr. Barrenechea was awarded an additional 150,000 shares of restricted stock on February 11, 2008, which, because they were awarded after the 2007 fiscal year-end date, need not be disclosed in their April 28, 2008 definitive proxy statement. At a closing price of $8.83/share on February 11, 2008, Mr. Barrenechea’s restricted stock award was valued at $1,324,500.

To summarize, after only eight months as CEO, the Board approved total compensation of $3,309,000 in restricted stock and $9,621,000 in options, in addition to a base salary of $350,000 and quarterly cash bonuses totaling over $114,000. YET OVER THE SAME EIGHT MONTH PERIOD BETWEEN THE TWO RESTRICTED STOCK AWARDS, THE STOCK PRICE FELL OVER (-33%), LOSING OVER $130 MILLION IN MARKET CAP FOR STOCKHOLDERS.

Despite the Board’s unanimous rejection of this proposal and assertion that there are other procedures in place for effective stockholder communication with the Board, the fact is that when a Board creates and implements stock plans without shareholder approval, increases that plan’s share count repeatedly without shareholder approval, and offers option exchanges for stock, without shareholder approval, than there really is no effective mechanism in place to prevent such practices. What is needed here is tremendous shareholder oversight, not only through Board representation, but also through a specific process that puts a spotlight on pay practices at the Company and allows for advisory votes of no confidence.

We believe that the current rules governing senior executive compensation, including SEC rules and stock exchange listing standards, do not provide stockholders with sufficient influence over pay practices – nor do they afford enough mechanisms for providing input to the Board from the true owners of the Company. Accordingly, we urge Rackable Systems’ Board to allow stockholders to express their opinion about senior executive compensation at Rackable Systems by establishing an annual referendum process. The results of such vote would, we think, provide Rackable Systems with useful information about whether stockholders view the Company’s senior executive compensation, as reported each year, to be in stockholders’ best interests.

The advisory vote proposed here is similar to the non-binding vote required since 2003 at the annual meetings of all U.K.-listed firms, allowing stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Similar Say-on-Pay proposals were passed in 2007 at Ingersoll-Rand, Blockbuster, Motorola and Verizon Communications.

In its April 28, 2008 definitive proxy statement, the Company stated that the Compensation Committee now intends, (after our Say-on-Pay Proposal and Nominees have been submitted!), to invite its top 20 shareholders to a meeting in which they will have an opportunity to comment on executive compensation. While this is a nice sentiment, we still have the following thoughts:

1.     The Board states that a Say-on-Pay vote “does not provide any meaningful information on which to base compensation policies and practices.” It also states that the meeting would occur “prior to making annual compensation decisions.” Why not hold this new meeting for shareholders after the Say-on-Pay vote, so that specific shareholder concerns and reasons for the vote’s outcome will become clear to Compensation Committee members? It seems to us that any conversations at this meeting would be required to be focused on the prior year’s disclosed compensation details anyway, rather than on up-coming compensation amounts, as we do not believe the SEC would allow selective disclosure and/or the advance release of such non-public information to only a select group of shareholders. A Say-on-Pay vote with a meeting thereafter to discuss reasons and details makes perfect sense.

2.    The Board states that any shareholder comments that arise from this meeting “will be advisory” and “not binding.” Our Say-on-Pay proposal is equally advisory and non-binding, so they need not be mutually exclusive. Why wouldn’t the Board want the Compensation Committee to have all of the shareholder input it can get?

3.    The Board states that it will invite its top 20 shareholders. What representational input will the thousands of other shareholders have?

SHAREHOLDERS SHOULD ALSO ASK THEMSELVES WHETHER THEY BELIEVE THIS OPPORTUNITY FOR A MEETING WOULD HAVE EVEN MATERIALIZED IF NOT FOR THIS “SAY-ON-PAY” PROPOSAL. WE BELIEVE THE BOARD’S ACTIONS SUPPORT THE NEED FOR AND EFFECTIVENESS OF SHAREHOLDER INPUT AT THIS LEVEL!

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MR. LEZA URGES YOU TO VOTE “FOR” THE LEZA NOMINEES AND “FOR” THE PROPOSAL TO GIVE STOCKHOLDERS THE OPPORTUNITY TO VOTE ON AN ADVISORY MANAGEMENT RESOLUTION TO RATIFY EXECUTIVE COMPENSATION AT EACH ANNUAL MEETING, BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD (AND NOT TO RETURN ANY PROXY CARD SENT TO YOU BY RACKABLE SYSTEMS).

VOTING PROCEDURES

To support the Leza Nominees and the proposal to give stockholders the opportunity to vote on an advisory management resolution to ratify executive compensation at each annual meeting. at the 2008 Annual Meeting, please sign and date the enclosed GOLD proxy card and return it to D.F. King & Co., Inc. in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the 2008 Annual Meeting and vote in person. Only holders of common stock of Rackable Systems on the record date are entitled to vote at the 2008 Annual Meeting. The record date is April 14, 2008. The date of the 2008 Annual Meeting is May 29, 2008.

How do I vote in person?

If you own shares of common stock of Rackable Systems on the record date you may attend the 2008 Annual Meeting and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question “What if I am not the record holder of my shares?”

How do I vote by proxy?

To vote by proxy, you should complete, sign and date the enclosed GOLD proxy card and return it promptly in the enclosed postage-paid envelope.

To be able to vote your shares in accordance with your instructions at the 2008 Annual Meeting, we must receive your proxy as soon as possible, but in any event, prior to the shares being voted at the meeting.

If your shares are held by your bank or broker, you can vote by proxy as follows:

•	Vote by Telephone – Please call toll-free from the U.S. or Canada the phone number listed on your voting instruction form and follow the simple instructions provided. You will be required to provide the unique control number printed on your voting instruction form.

•	Vote by Internet – Please access the website listed on your proxy card and follow the simple instructions provided. You will be required to provide the unique control number printed on your voting instruction form.

You may vote by telephone or Internet 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time, the day before the 2008 Annual Meeting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

•	Vote by Mail – If you do not have access to a touch-tine telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided, or mail to: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 1005.

The telephone and Internet voting procedures use a control number that appears on your GOLD voting instruction form to authenticate you as a stockholder and to allow you to confirm that your voting instructions have been correctly recorded. If you vote by Internet or telephone, you do not need to return the GOLD proxy card.

What if I am not the record holder of my shares?

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return in the envelope provided in order to have your shares voted. If you need assistance, please contact our solicitor, D.F. King & Co., Inc., by telephone at 1-800-848-3416. Banks and brokers may call D.F. King collect at (212) 269-5550.

If you do not have record ownership of your shares, (your shares are held in “street name” by a bank or broker), and want to vote in person at the 2008 Annual Meeting, you may obtain a document called a “legal proxy” from the record holder of your shares and bring it to the 2008 Annual Meeting in order to vote in person. If you need assistance, please contact our solicitor, D.F. King & Co., Inc., by telephone at 1-800-848-3416. Banks and brokers may call D.F. King collect at (212) 269-5550.

What should I do if I receive a proxy card solicited by the incumbent Board of Directors of Rackable Systems?

If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return the proxy card solicited by Rackable Systems’ incumbent Board of Directors or follow any voting instructions provided by Rackable Systems unless you intend to change your vote, because only your latest-dated proxy will be counted.

If you have already sent a proxy card to Rackable Systems, you may revoke it and provide your support to the Leza Nominees by signing, dating and returning the enclosed GOLD proxy card.

What if I want to revoke my proxy?

If you return a proxy to Mr. Leza, you may revoke it at any time before it is voted on your behalf by:

•	submitting a duly executed new proxy bearing a later date; or

•	giving written notice of revocation to either D.F. King & Co., Inc. at 48 Wall Street, New York, New York 10005 or to Rackable Systems at 46600 Landing Parkway, Fremont, California 94538, Attn: Maurice Leibenstern, Corporate Secretary; or

•	attending and voting in person at the 2008 Annual Meeting.

Remember, your latest-dated proxy is the only one that counts.

If I plan to attend the 2008 Annual Meeting, should I still submit a proxy?

Whether or not you plan to attend the 2008 Annual Meeting, we urge you to submit a proxy. Returning the enclosed proxy card will not affect your right to attend the 2008 Annual Meeting and vote.

Who can vote?

You are eligible to vote or to execute a proxy only if you own shares of common stock of Rackable Systems on the record date for the 2008 Annual Meeting. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the 2008 Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares.

How many votes do I have?

With respect to each matter to be considered at the 2008 Annual Meeting, each stockholder will have one vote for each share of common stock of Rackable Systems held by it on the record date. Based on documents publicly filed by Rackable Systems, Rackable Systems has no outstanding voting securities other than its shares of common stock.

How will my shares be voted?

If you give an executed proxy on the accompanying GOLD proxy card, your shares will be voted as you direct. If you submit an executed proxy to us without instructions, our representatives will vote your shares “FOR” the two Leza Nominees (as discussed in the “Election of Directors” section of this proxy statement) and “FOR” the stockholder proposal to give stockholders the opportunity to vote on an advisory management resolution to ratify executive compensation at each annual meeting, (as discussed in the “Stockholder Proposal re: Say-On-Pay” section of this proxy statement). Submitting a GOLD proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2008 Annual Meeting.

Our representatives will not vote your shares to postpone or adjourn the meeting to solicit additional proxies or on any other matters precluded by proxy rules.

Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted it.

What is a quorum and why is it necessary?

Conducting business at the 2008 Annual Meeting requires a quorum. Stockholders representing a majority of the outstanding shares entitled to vote at the 2008 Annual Meeting represented in person or by proxy shall constitute a quorum.

What vote is required to approve each proposal and how will votes be counted?

According to the Company’s Bylaws, if a quorum is present, directors will be elected by the votes of a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. All other matters, if any, shall be approved by the vote of a majority of the votes cast, excluding abstentions.

Required information concerning the necessary vote to approve any other matters being voted upon at the 2008 Annual Meeting and the effects, if any, of abstentions and broker non-votes on such other matters, are set forth in the “Questions and Answers About This Proxy Material and Voting” section of the definitive proxy statement filed by Rackable Systems on April 28, 2008 and, in accordance with Rule 14a-5(c) under the Exchange Act, reference is made to such definitive proxy statement for such information.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call D.F. King & Co., Inc. at 1-800-848-3416. Banks and brokers may call D.F. King collect at (212) 269-5550.

PROXY SOLICITATION AND EXPENSES

The solicitation to which this proxy statement relates is being made by the Participants. The Participants may solicit proxies in person and by mail, press release, advertisements in newspapers, magazines and/or trade publications, telephone, telecopier, telegraph, electronic mail, Internet (World Wide Web) publication, television, radio and newspapers. No person identified above has or will receive compensation for soliciting proxies.

The Participants will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. Mr. Leza will reimburse those institutions for reasonable expenses that they incur in connection with forwarding our materials.

Mr. Leza has retained D.F. King & Co., Inc. to solicit proxies on his behalf in connection with the 2008 Annual Meeting. D.F. King may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its efforts. Mr. Leza has agreed to reimburse D.F. King for its reasonable expenses (subject to certain limitations), to indemnify it against certain losses, costs and expenses, and to pay it fees of $50,000.

The entire expense of this proxy solicitation is being borne by Mr. Leza. If the Leza Nominees are elected to Rackable Systems’ Board of Directors, Mr. Leza will seek reimbursement of his direct, out-of-pocket expenses from Rackable Systems. If the Board denies his reimbursement request, Mr. Leza would then seek stockholder approval of any such reimbursement.

In addition to the costs related to the engagement of D.F. King & Co., Inc., costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items. Total expenditures are expected to be approximately $100,000. To date, Mr. Leza has incurred approximately $25,000 in furtherance of his proxy solicitation.

INFORMATION ABOUT THE PARTICIPANTS

Mr. Leza and the Leza Nominees are participants in Mr. Leza’s solicitation of proxies for the 2008 Annual Meeting within the meaning of the federal securities laws. Information related to the Participants, including their beneficial ownership of Rackable Systems’ shares of common stock, is provided in this proxy statement under the headings “Election of Directors” and “Information About the Leza Nominees.” Except as set forth on in those sections, none of the Participants is party to any commercial dealing with Rackable Systems or its subsidiaries that is required to be discussed in this proxy statement by the federal securities laws. Information in this proxy statement about each Participant was provided by that Participant.

INFORMATION ABOUT RACKABLE SYSTEMS

Based upon documents publicly filed by Rackable Systems, the mailing address of the principal executive offices of Rackable Systems is 46600 Landing Parkway, Fremont, California 94538.

Annex A sets forth information obtained from the “Security Ownership of Certain Beneficial Owners and Management” section of Rackable Systems’ April 28, 2008 definitive proxy statement, which contains certain information regarding the ownership of the common stock of Rackable Systems and is incorporated in this proxy statement by reference.

Except as otherwise noted herein, the information in this proxy statement concerning Rackable Systems has been taken from or is based upon documents and records on file with the Securities and Exchange Commission (the “SEC”) and other publicly available information. Although Mr. Leza does not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of Mr. Leza, or for any failure by Rackable Systems to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS TO BE VOTED UPON

According to Rackable Systems’ definitive proxy statement dated April 28, 2008, Rackable Systems is soliciting proxies with respect to one proposal other than the election of directors and the stockholder proposal re: Say-on-Pay. Please refer to Rackable Systems’ definitive proxy statement for a detailed discussion of this proposal, including various arguments in favor of such proposal. This proposal is outlined below. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE FOR PROPOSAL 2 WITH ALL THE SHARES REPRESENTED BY YOUR GOLD PROXY CARD.

Proposal 2 – Ratification Of Selection Of Independent Auditors

At the Annual Meeting, the stockholders will be asked to vote to ratify the selection of Deloitte & Touche LLP as Rackable Systems’independent auditors for the fiscal year ending January 3, 2009. Rackable Systems’ Board of Directors recommended a vote for this proposal. The Participants intend to vote, and recommend that you vote, for this proposal.

Other Proposals

The Participants and their affiliates know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

FUTURE STOCKHOLDER PROPOSALS

According to the “Questions and Answers About This Proxy Material and Voting” section of the Company’s definitive proxy statement dated April 28, 2008, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2008 to the Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538; provided, however, that if the 2009 annual meeting is held before April 29, 2009 or after June 28, 2009, you must provide specified information to the Company a reasonable time before they begin to print and send their proxy statement for the 2009 annual meeting. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to the Company’s Bylaws, you must provide specified information to the Company between January 29, 2009 and February 28, 2009; provided however, that if the 2009 annual meeting is held before April 29, 2009 or after June 28, 2009, you must provide that specified information to the Company between the 120th day prior to the 2009 annual meeting and not later than the 90th day prior to the 2009 annual meeting or the 10th day following the day on which the Company first publicly announces the date of the 2009 annual meeting. If you wish to do so, please review the Company’s Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Mr. Leza notes that Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) states that the deadline for submitting a stockholder proposal for a company’s annual meeting shall be no less than 120 calendar days before the date of the company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Further, Mr. Leza notes that for a proxy to confer discretionary authority to vote, Rule 14a-4 of the Exchange Act requires that the company have notice of the proposal at least 45 days before the date on which the company first mailed its proxy materials for the prior year’s annual meeting. Such rules also provide that if the date of the company’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, the deadlines are a reasonable time before the company mails its proxy materials. Accordingly, to the extent the date of the next annual meeting for Rackable Systems is more than 30 days from the date of the 2008 Annual Meeting and depending on the date Rackable Systems mailed its proxy materials for the 2008 Annual Meeting, the dates set forth above may be changed.

**************

MR. LEZA URGES YOU TO VOTE “FOR” THE LEZA NOMINEES AND “FOR” THE PROPOSAL TO GIVE STOCKHOLDERS THE OPPORTUNITY TO VOTE ON AN ADVISORY MANAGEMENT RESOLUTION TO RATIFY EXECUTIVE COMPENSATION AT EACH ANNUAL MEETING, BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD (AND NOT TO RETURN ANY PROXY CARD SENT TO YOU BY RACKABLE SYSTEMS).

Questions or requests for additional copies of this proxy statement or if you need assistance in voting for the Leza Nominees, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Call Toll Free: (800) 848-3416
All Others Call Collect: (212) 269-5550

ANNEX A

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of Rackable Systems’ common stock as of March 12, 2008 by: (1) each director and Company nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the Company’s executive officers and directors as a group; and (4) all those known by the Company to be beneficial owners of more than five percent of Rackable Systems’ common stock, if any. Rackable Systems does not have any class of equity securities outstanding other than common stock.

	Beneficial Ownership (1)

Name and Address of Beneficial Owner	Number of Shares	Percent of Total

Galleon Management, L.P and Raj Rajaratnam (2)	2,618,556	8.84
Steelhead Partners, LLC, James Michael Johnston and Brian Katz Klein (3)	2,574,885	8.69
Sun Life Financial Inc., et al (4)	2,149,555	7.25
H.K. Realty, Inc., for the Ultimate Benefit of its Sole Shareholder Haresh Jogani (5)	1,951,925	6.59
Mark J. Barrenechea (6)	335,162	1.12
Thomas K. Barton (7)	–	*
Madhu Ranganathan	38,971	*
Giovanni Coglitore (8)	36,397	*
Anthony Gaughan (9)	6,020	*
Gautham Sastri (10)	4,557	*
Todd R. Ford (11)	–	*
Carl Boisvert (12)	–	*
Michael W. Hagee (13)	1,874	*
Charles M. Boesenberg (14)	15,286	*
Gary A. Griffiths (15)	29,742	*
Douglas R. King (16)	1,874	*
Hagi Schwartz (17)	31,689	*
Ronald D. Verdoorn (18)	28,995	*
All current directors and executive officers as a group (13 persons) (19)	547,585	1.83

_____________________________

* Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)     This table is based upon information supplied by officers and directors and upon information gathered by Rackable Systems about principal stockholders known to the Company based on Schedules 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,631,312 shares outstanding on March 12, 2008, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 12, 2008 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)      Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by Galleon Management, L.P. and Raj Rajaratnam, reporting beneficial ownership as of December 31, 2007. Galleon Management, L.P. and Raj Rajaratnam have shared voting and dispositive power with respect to the shares. The address of Galleon Management, L.P. and Raj Rajaratnam is 590 Madison Avenue, 34th Floor, New York, NY 10022.

(3)     Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008 by Steelhead Partners, LLC, James Michael Johnston, and Brian Katz Klein, reporting beneficial ownership as of December 31, 2007.

A-1

Steelhead Partners, LLC, James Michael Johnston and Brian Katz Klein have sole voting and dispositive power with respect to the shares. Steelhead Partners, LLC, Mr. Johnston and Mr. Klein disclaim beneficial ownership as to the shares except to the extent of their respective pecuniary interests therein. The address of Steelhead Partners, LLC, Mr. Johnston and Mr. Klein is 1301 First Avenue, Suite 201, Seattle, WA 98101.

(4)     Based on information set forth in a Schedule 13F filed with the Securities and Exchange Commission on February 14, 2008 by Sun Life Financial Inc., Sun Capital Advisers LLC and Sun Life Assurance Company of Canada, reporting beneficial ownership as of December 31, 2007. Sun Life Financial Inc. and Sun Capital Advisers LLC have shared voting and dispositive power with respect to 1,811,623 of the shares. Sun Life Financial Inc. and Sun Life Assurance Company of Canada have shared voting and dispositive power with respect to 337,932 of the shares. The address of Sun Life Financial Inc. is 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

(5)      Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 25, 2008 by the stockholder, reporting beneficial ownership as of February 22, 2008. The address of this stockholder is: 2016 Riverside Drive, Los Angeles, California 90039.

(6)     Includes 185,624 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008 and 9,375 shares issuable upon the vesting of restricted stock unit awards within 60 days of March 12, 2008.

(7)     Mr. Barton ceased to be a director of Rackable Systems on April 28, 2007 and ceased to be an executive officer of Rackable Systems on April 29, 2007.

(8)     Includes 4,687 shares issuable upon the vesting of restricted stock unit awards within 60 days of March 12, 2008.

(9)     Includes 4,687 shares issuable upon vesting of restricted stock unit awards within 60 days of March 12, 2008.

(10)      Mr. Sastri ceased to be an executive officer of Rackable Systems on February 1, 2008.

(11)     Mr. Ford ceased to be an executive officer of Rackable Systems on May 23, 2007.

(12)     Mr. Boisvert ceased to be an executive officer of Rackable Systems on October 25, 2007.

(13)     Includes 1,874 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(14)     Includes 13,332 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(15)     Includes 28,179 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(16)     Includes 1,874 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(17)     Includes 29,345 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(18)      Includes 26,651 shares issuable upon the exercise of options exercisable within 60 days of March 12, 2008.

(19)     Includes 325,158 shares issuable upon the vesting of restricted stock unit awards, and upon the exercise of options exercisable, in each case within 60 days of March 12, 2008.

A-2

GOLD PROXY CARD

RACKABLE SYSTEMS, INC.

PROXY FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
May 29, 2008 AT 9:00 a.m. LOCAL TIME

THIS PROXY IS SOLICITED BY RICHARD L. LEZA, JR., AND
NOT BY THE BOARD OF DIRECTORS OF RACKABLE SYSTEMS, INC.

The undersigned stockholder of RACKABLE SYSTEMS, INC. hereby appoints Richard L. Leza, Jr., (or his appointed designee) as attorney and proxy, with power of substitution and revocation, to represent the undersigned at the 2008 Annual Meeting of Stockholders of RACKABLE SYSTEMS, INC., to be held on such date, and at such place and time as RACKABLE SYSTEMS, INC. determines, and at any adjournment, postponement or rescheduling thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

This proxy, when properly executed, will cause your shares to be voted as you direct. If you return this proxy, properly executed, without specifying a choice, your shares will be voted “FOR” the nominees identified on the reverse side, “FOR” the independent auditors and “FOR” our shareholder proposal.

(Continued and to be signed on the reverse side)

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE YOUR PROXY TODAY

GOLD PROXY

RICHARD L. LEZA, JR., RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Proposal

1.     Election of Directors.

To elect Messrs. (01) Richard L. Leza, Jr., and (02) Steve Montoya as directors:

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES	☐ FOR ALL EXCEPT

Richard L. Leza, Jr., intends to use this proxy to vote (i) FOR Messrs. Richard L. Leza, Jr., and Steve Montoya and (ii) FOR the persons who have been nominated by Rackable Systems other than Messrs. Charles M. Boesenberg and Ronald D. Verdoorn. Richard L. Leza, Jr., is NOT seeking authority to vote for and WILL NOT exercise any authority to vote for, Messrs. Charles M. Boesenberg and Ronald D. Verdoorn. There is no assurance that any of the Rackable Systems nominees will serve as directors if a Leza Nominee is elected to the Board. You should refer to the proxy statement and form of proxy distributed by Rackable Systems for the names, background, qualifications and other information concerning the Rackable Systems nominees.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR LEZA NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE RACKABLE SYSTEMS NOMINEES BY WRITING THE NAME OF THE NOMINEE(S) BELOW:

RICHARD L. LEZA, JR., RECOMMENDS A VOTE “FOR” THE PROPOSAL SET FORTH BELOW.

Proposal

2.    To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending January 3, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

RICHARD L. LEZA, JR., RECOMMENDS A VOTE “FOR” THE PROPOSAL SET FORTH BELOW.

Proposal

3.    Proposal regarding giving stockholders the opportunity to vote on an advisory management resolution to ratify executive compensation at each annual meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.     Other Matters.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF AND IS UNKNOWN TO MR. LEZA. AND HIS REPRESENTATIVES A REASONABLE TIME BEFORE THE COMMENCEMENT OF MR. LEZA’S SOLICITATION OF PROXIES.

Date ____________________________, 2008
________________________________________________ Signature (Please sign exactly as your name appears to the left)
________________________________________________ Additional Signature (if held jointly)
________________________________________________ Title

Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies previously given by the signer to vote at the 2008 Annual Meeting of Stockholders of RACKABLE SYSTEMS, INC., and any adjournment, postponement or rescheduling thereof.